As filed with the Securities and Exchange Commission on December 29, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVIZA TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	440 Kings Village Road Scotts Valley, CA 95066	20-1979646
(State or other jurisdiction of incorporation or organization)	(Address, including Zip Code, of Principal Executive Offices)	(I.R.S. Employer Identification No.)

Aviza Technology, Inc. 2005 Stock Plan

Aviza, Inc. 2003 Equity Incentive Plan

Trikon Technologies, Inc. 2004 Equity Incentive Plan

Trikon Technologies, Inc. 1998 Directors Stock Option Plan

Trikon Technologies, Inc. 1991 Stock Option Plan
(Full title of the plan)

Patrick C. O’Connor

Executive Vice President and Chief Financial Officer

Aviza Technology, Inc.

440 Kings Village Road
Scotts Valley, CA 95066
(831) 438-2100

(Name, Address and Telephone Number, including Area Code, of Agent For Service)

Copies to:

Christopher L. Kaufman, Esq.

Latham & Watkins LLP

135 Commonwealth Drive

Menlo Park, CA 94025

(650) 328-4600

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, par value $0.0001 per share	6,708,285	(2)	$5.355	(3)	$35,922,867	(3)	$3,844

(1)     This Registration Statement shall also cover an indeterminate number of additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), which become issuable under the Aviza Technology, Inc. 2005 Stock Plan (the “2005 Plan”), the Aviza, Inc. 2003 Equity Incentive Plan (the “2003 Plan”), the Trikon Technologies, Inc. 1991 Stock Option Plan (the “1991 Plan”), the Trikon Technologies, Inc. 1998 Directors Stock Option Plan (the “1998 Plan”) or the Trikon Technologies, Inc. 2004 Equity Incentive Plan (the “2004 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)     Represents the aggregate sum of:

(i)            4,500,000 shares of Common Stock subject to options available for grant under the 2005 Plan;

(ii)           1,519,363 shares of Common Stock subject to options outstanding under the 2003 Plan;

(iii)          287,272 shares of Common Stock subject to options outstanding under the 1991 Plan;

(iv)          24,650 shares of Common Stock subject to options outstanding under the 1998 Plan;

(v)           194,590 shares of Common Stock subject to options outstanding under the 2004 Plan; and

(vi)          182,410 shares of Common Stock subject to options available for grant under the 2004 Plan,

which options indicated in (ii) through (vi) above were assumed by the Registrant in connection with the Registrant’s acquisition of Trikon Technologies, Inc. (“Trikon”) and Aviza, Inc. (formerly Aviza Technology, Inc.) (“Aviza”) pursuant to that certain Agreement and Plan of Merger by and among the Registrant, Trikon, Aviza, Baseball Acquisition Corp. I and Baseball Acquisition Corp. II, dated as of March 14, 2005 and amended as of June 23, 2005 and October 27, 2005 (the “Merger Agreement”).

(3)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price of $5.58 per share represents the average of the high and low prices of the Registrant’s Common Stock on December 28, 2005 as reported on the Nasdaq National Market.

INTRODUCTION

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Aviza Technology, Inc. (formerly, New Athletics, Inc.), a Delaware corporation (the “Registrant” or the “Company”), in connection with the Agreement and Plan of Merger by and among the Registrant, Trikon Technologies, Inc., a Delaware corporation (“Trikon”), Aviza, Inc. (formerly, Aviza Technology, Inc), a Delaware corporation (“Aviza”), Baseball Acquisition Corp. I, a Delaware corporation (“Trikon Merger Sub”), and Baseball Acquisition Corp. II, a Delaware corporation (“Aviza Merger Sub”), dated as of March 14, 2005 and amended as of June 23, 2005 and October 27, 2005 (the “Merger Agreement”), pursuant to which Trikon Merger Sub merged with and into Trikon, and Aviza Merger Sub merged with and into Aviza (the “Mergers”), with Trikon and Aviza continuing as the surviving companies, respectively, of the Mergers. The Mergers became effective on December 1, 2005, at which time, among other things, the Registrant assumed the Aviza, Inc. 2003 Equity Incentive Plan (the “2003 Plan”), the Trikon Technologies, Inc. 1991 Stock Option Plan (the “1991 Plan”), the Trikon Technologies, Inc. 1998 Directors Stock Option Plan (the “1998 Plan”) and the Trikon Technologies, Inc. 2004 Equity Incentive Plan (the “2004 Plan” and, together with the 2003 Plan, the 1991 Plan and the 1998 Plan, the “Assumed Plans”) and each outstanding, unexercised and unexpired stock option granted under the Assumed Plans as well as each option available for grant under the 2004 Plan. The assumed options became exercisable for shares of common stock (the “Common Stock”) based on the terms of the Merger Agreement and remain subject to the same terms and conditions set forth in the Assumed Plans and related agreements.

This Registration Statement is also being filed by the Registrant to register an aggregate of 4,500,000 shares of Common Stock issuable upon exercise of options available for grant under the Aviza Technology, Inc. 2005 Stock Plan (the “2005 Plan” and, together with the Assumed Plans, the “Plans”).

This Registration Statement is registering an aggregate of 6,708,285 shares of Common Stock issuable upon exercise of outstanding, unexercised and unexpired stock options granted under the Assumed Plans, as well as stock options available for grant under the 2004 Plan and the 2005 Plan.

PART I.                 Information Required in the Section 10(a) Prospectus

The information called for in Part I of Form S-8 is included in each of the prospectuses for each of the Plans and is not being filed with or included in this Registration Statement on Form S-8 (by incorporation by reference or otherwise) in accordance with Rule 428 promulgated under Securities Act of 1933, as amended (the “Securities Act”).

PART II.                Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

We incorporate by reference the following documents we filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 000-51642):

•      Annual Report on Form 10-K for the fiscal year ended September 30, 2005, filed with the SEC on December 29, 2005;

•      Current Report on Form 8-K, filed with the SEC on December 2, 2005;

•      Current Report on Form 8-K, filed with the SEC on December 5, 2005;

•      Current Report on Form 8-K, filed with the SEC on December 28, 2005; and

•      Description of our common stock contained in Amendment No. 4 to our Registration Statement on Form S-4 (File No. 333-126098), filed with the SEC on October 28, 2005, including any amendment or report filed for the purpose of updating such description.

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All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Company’s amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law, which provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for any of the following acts:

•      any breach of their duty of loyalty to the corporation or its stockholders;

•      acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•      unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•      any transaction from which the directors derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s amended and restated certificate of incorporation and bylaws provide that the Company will indemnify its directors and executive officers and other corporate agents to the fullest extent permitted by law. The Company believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company’s bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether the bylaws would permit indemnification. The Company maintains a standard form of directors’ and officers’ liability insurance policy.

The Company intends to enter into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the directors and executive officers of the Company for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

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Item 8.  Exhibits.

4.1

Aviza Technology, Inc. (formerly, New Athletics, Inc.) 2005 Stock Plan, incorporated by reference to Annex C to Amendment No. 4 to the Registration Statement on Form S-4 filed by Aviza Technology, Inc. (formerly, New Athletics, Inc.) with the SEC on October 28, 2005 (File No. 333-126098).

4.2

Aviza, Inc. (formerly, Aviza Technology, Inc.) 2003 Equity Incentive Plan, incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-4 filed by Aviza Technology, Inc. (formerly, New Athletics, Inc.) with the SEC on June 24, 2005 (File No. 333-126098).

4.3

Trikon Technologies, Inc. 1991 Stock Option Plan, as amended to date, incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed by Trikon Technologies, Inc. with the SEC on March 5, 1999.

4.4

Trikon Technologies, Inc. 1998 Directors Stock Option Plan, as amended to date, incorporated by reference to Exhibit 99.5 to the Registration Statement on Form S-8 filed by Trikon Technologies, Inc. with the SEC on March 5, 1999.

4.5

Trikon Technologies, Inc. 2004 Equity Incentive Plan, as amended to date, incorporated by reference to Appendix B to the Proxy Statement for the 2004 Annual Meeting of Stockholders filed by Trikon Technologies, Inc. with the SEC on August 2, 2004.

5.1	Opinion of Latham & Watkins LLP, as to the legality of the Common Stock being registered.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Pursuant to Item 8(b) of Part II of Form S-8, the undersigned Registrant hereby undertakes to submit the Plans and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plans.

Item 9.  Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

A.     Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the

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registration statement; and

B.      Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scotts Valley, State of California, on this 29th day of December 2005.

AVIZA TECHNOLOGY, INC.

By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jerauld J. Cutini and Patrick C. O’Connor, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jerauld J. Cutini	President, Chief Executive Officer and Director	December 29, 2005
Jerauld J. Cutini	(Principal Executive Officer)

/s/ Patrick C. O’Connor	Executive Vice President and Chief Financial Officer	December 29, 2005
Patrick C. O’Connor	(Principal Financial and Accounting Officer)

/s/ John Macneil	Executive Vice President, Chief Technical Officer	December 29, 2005
John Macneil	and Director

/s/ Robert R. Anderson	Chairman of the Board of Directors	December 29, 2005
Robert R. Anderson

/s/ David C. Fries	Director	December 29, 2005
David C. Fries

/s/ Richard M. Conn	Director	December 29, 2005
Richard M. Conn

/s/ Klaus C. Wiemer	Director	December 29, 2005
Klaus C. Wiemer

/s/ Dana C. Ditmore	Director	December 29, 2005
Dana C. Ditmore

INDEX TO EXHIBITS

4.1

Aviza Technology, Inc. (formerly, New Athletics, Inc.) 2005 Stock Plan, incorporated by reference to Annex C to Amendment No. 4 to the Registration Statement on Form S-4 filed by Aviza Technology, Inc. (formerly, New Athletics, Inc.) with the SEC on October 28, 2005 (File No. 333-126098).

4.2

Aviza, Inc. (formerly, Aviza Technology, Inc.) 2003 Equity Incentive Plan, incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-4 filed by Aviza Technology, Inc. (formerly, New Athletics, Inc.) with the SEC on June 24, 2005 (File No. 333-126098).

4.3

Trikon Technologies, Inc. 1991 Stock Option Plan, as amended to date, incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed by Trikon Technologies, Inc. with the SEC on March 5, 1999.

4.4

Trikon Technologies, Inc. 1998 Directors Stock Option Plan, as amended to date, incorporated by reference to Exhibit 99.5 to the Registration Statement on Form S-8 filed by Trikon Technologies, Inc. with the SEC on March 5, 1999.

4.5

Trikon Technologies, Inc. 2004 Equity Incentive Plan, as amended to date, incorporated by reference to Appendix B to the Proxy Statement for the 2004 Annual Meeting of Stockholders filed by Trikon Technologies, Inc. with the SEC on August 2, 2004.

5.1	Opinion of Latham & Watkins LLP, as to the legality of the Common Stock being registered.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).